Crescent Capital BDC, Inc. Reports Second Quarter 2025 Earnings Results;
Declares a Third Quarter Base Dividend of $0.42 Per Share

LOS ANGELES, August 13, 2025 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $0.46 per share and net income of $0.41 per share for the quarter ended June 30, 2025. Second quarter net investment income includes the impact of one-time accelerated amortization of $0.02 per share related to deferred financing costs. Net asset value (NAV) per share was $19.55 at June 30, 2025.

Dividend Declarations

The Company announced that its Board of Directors (the “Board”) declared a third quarter 2025 regular cash dividend of $0.42 per share to stockholders of record as of September 30, 2025, payable on October 15, 2025. Additionally, the third and final previously announced $0.05 per share special dividend will be paid on September 15, 2025 to stockholders of record as of August 29, 2025.

Share Repurchase Program

The Company’s Board authorized a stock repurchase program for the purpose of repurchasing up to an aggregate of $20.0 million of its common stock in the open market at certain thresholds below its net asset value per share in accordance with the guidelines specified in Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the "Repurchase Program"). The timing, manner, price and amount of any share repurchases will be determined by the Company based upon an evaluation of economic and market conditions, stock price, applicable legal and regulatory requirements and other factors.

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
Investments, at fair value	$1,600.7	$1,620.7	$1,610.8
Total assets	$1,654.4	$1,666.5	$1,672.4
Total net assets	$724.7	$727.1	$752.4
Net asset value per share	$19.55	$19.62	$20.30

Investment income	$43.0	$42.1	$48.9
Net investment income	$16.9	$16.6	$21.7
Net realized gains (losses), net of taxes	$(2.9)	$(6.5)	$(4.1)
Net change in unrealized gains (losses), net of taxes	$1.0	$(6.2)	$2.8
Net increase (decrease) in net assets resulting from operations	$15.0	$3.9	$20.4

Net investment income per share	$0.46	$0.45	$0.59
Net realized gains (losses) per share, net of taxes	$(0.08)	$(0.18)	$(0.11)
Net change in unrealized gains (losses) per share, net of taxes	$0.03	$(0.16)	$0.07
Net increase (decrease) in net assets resulting from operations per share	$0.41	$0.11	$0.55
Regular distributions paid per share	$0.42	$0.42	$0.42
Supplemental distributions paid per share	$-	$-	$0.11
Special distributions paid per share	$0.05	$0.05	$-

Weighted average yield on income producing securities (at cost)[1]	10.4%	10.4%	12.2%
Percentage of debt investments at floating rates	97.2%	97.2%	96.9%

Portfolio & Investment Activity

As of June 30, 2025 and December 31, 2024, the Company had investments in 187 and 185 portfolio companies with an aggregate fair value of $1,600.7 and $1,598.9 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:

	As of
$ in millions	June 30, 2025		December 31, 2024
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$381.3	23.8%	$379.7	23.7%
Unitranche first lien[2]	1,043.6	65.2	1,044.1	65.3
Unitranche first lien - last out[2]	26.2	1.6	14.8	0.9
Senior secured second lien	23.4	1.5	38.5	2.4
Unsecured debt	18.9	1.2	17.5	1.1
Equity & other	69.0	4.3	64.9	4.1
LLC/LP equity interests	38.3	2.4	39.4	2.5
Total investments	$1,600.7	100.0%	$1,598.9	100.0%

For the quarter ended June 30, 2025, the Company invested $57.5 million across 3 new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $92.7 million in aggregate exits, sales and repayments. For the quarter ended March 31, 2025, the Company invested $104.7 million across 10 new portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $78.0 million in aggregate exits, sales and repayments.

Results of Operations

For the quarter ended June 30, 2025, investment income increased to $43.0 million from $42.1 million for the quarter ended March 31, 2025, respectively. Interest income, which includes amortization of upfront fees, increased to $40.1 million for the quarter ended June 30, 2025 from $39.7 million for the quarter ended March 31, 2025 due to higher dividend income from our investment in Logan JV. Included in interest from investments for the quarters ended June 30, 2025 and March 31, 2025 are $0.8 million and $0.8 million of accelerated accretion of OID related to paydown activity, respectively. Dividend income increased to $1.8 million for the quarter ended June 30, 2025 from $1.5 million for the quarter ended March 31, 2025. Other income, which includes consent, waiver, amendment, agency, underwriting and arranger fees, was $1.0 million and $0.9 million for the quarter ended June 30, 2025 and March 31, 2025, respectively.

For the three months ended June 30, 2025 and March 31, 2025, total net expenses, including income and excise taxes, totaled $26.1 million and $25.5 million, respectively.

Liquidity and Capital Resources

As of June 30, 2025, the Company had $26.1 million in cash and cash equivalents and restricted cash and $227.2 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average cost of debt on the Company’s debt outstanding as of June 30, 2025 was 6.09%.

The Company’s debt to equity ratio was 1.23x as of June 30, 2025.

Conference Call

The Company will host a webcast/conference call on Thursday, August 14, 2025 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter ended June 30, 2025. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing the following number:

Toll Free: (800) 715-9871

Conference ID: 1217499

All callers will need to reference the Conference ID once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC's website.

Endnotes

Note: Numbers may not sum due to rounding.

1)
Yield includes performing debt and other income producing investments (excluding investments on non-accrual).
2)
Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of June 30, 2025 (Unaudited)	As of December 31, 2024
Assets
Investments, at fair value
Non-controlled non-affiliated investments (cost of $1,513,462 and $1,511,386, respectively)	$1,508,967	$1,504,013
Non-controlled affiliated investments (cost of $42,317 and $46,104, respectively)	42,595	46,793
Controlled investments (cost of $60,371 and $66,416, respectively)	49,130	48,051
Cash and cash equivalents	9,739	10,130
Restricted cash and cash equivalents	16,401	29,292
Interest and dividend receivable	9,930	11,008
Receivable from unsettled transactions	14,362	1,163
Unrealized appreciation on foreign currency forward contracts	1,444	4,815
Deferred tax assets	223	746
Other assets	1,653	263
Total assets	$1,654,444	$1,656,274

Liabilities
Debt (net of deferred financing costs of $7,055 and $8,214, respectively)	$887,318	$875,837
Distributions payable	15,566	15,566
Interest and other debt financing costs payable	12,479	10,408
Management fees payable	5,075	5,066
Incentive fees payable	3,557	4,305
Deferred tax liabilities	223	746
Unrealized depreciation on foreign currency forward contracts	2,606	—
Accrued expenses and other liabilities	2,904	3,709
Total liabilities	$929,728	$915,637

Net assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 37,061,547 shares issued and outstanding)	37	37
Paid-in capital in excess of par value	959,098	959,098
Accumulated earnings (loss)	(234,419)	(218,498)
Total net assets	$724,716	$740,637
Total liabilities and net assets	$1,654,444	$1,656,274
Net asset value per share	$19.55	$19.98

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$36,178	$41,973	$73,156	$85,536
Paid-in-kind interest	2,595	2,060	4,088	3,215
Dividend income	172	2	172	395
Other income	1,048	779	1,918	1,667
From non-controlled affiliated investments:
Interest income	642	1,099	1,500	1,791
Paid-in-kind interest	542	67	806	509
Dividend income	—	—	258	287
Other income	—	16	—	16
From controlled investments:
Interest income	210	312	415	611
Dividend income	1,600	2,640	2,800	5,280
Other income	5	3	8	5
Total investment income	42,992	48,951	85,121	99,312

Expenses:
Interest and other debt financing costs	15,151	15,931	29,787	31,535
Management fees	5,089	5,034	10,127	10,014
Income based incentive fees	3,579	4,603	7,098	9,541
Professional fees	898	451	1,633	897
Directors’ fees	163	151	327	308
Other general and administrative expenses	861	678	1,828	1,305
Total expenses	25,741	26,848	50,800	53,600
Management fees waiver	(13)	(33)	(33)	(71)
Income based incentive fees waiver	(23)	-	(55)	(36)
Net expenses	25,705	26,815	50,712	53,493
Net investment income before taxes	17,287	22,136	34,409	45,819
(Benefit) provision for income and excise taxes	400	433	901	800
Net investment income	16,887	21,703	33,508	45,019
Net realized and unrealized gains (losses) on investments:
Net realized gain (loss) on:
Non-controlled non-affiliated investments	(2,445)	(5,332)	(5,505)	(6,935)
Controlled investments	—	—	(3,800)	—
Foreign currency transactions	(456)	(508)	(99)	(519)
Foreign currency forward contracts	—	1,776	—	3,223
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	4,236	7,191	(5,923)	12,061
Non-controlled affiliated investments	(744)	966	(411)	1,194
Controlled investments	2,655	(3,628)	7,124	(3,853)
Foreign currency forward contracts	(5,120)	(1,964)	(5,977)	(2,320)
Net realized and unrealized gains (losses) on investments	(1,874)	(1,499)	(14,591)	2,851
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	—	181	-	520
Net increase (decrease) in net assets resulting from operations	$15,013	$20,385	$18,917	$48,390

Per common share data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$0.41	$0.55	$0.51	$1.31
Net investment income per share (basic and diluted):	$0.46	$0.59	$0.90	$1.21
Weighted average shares outstanding (basic and diluted):	37,061,547	37,061,547	37,061,547	37,061,547

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with $47 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago and London with more than 225 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the current administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2024 and quarterly reports on Form 10-Q for the quarter ended March 31 and June 30, 2025, each filed with the SEC, identifies additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2024, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on February 19, 2025, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended June 30, 2025, which Crescent BDC filed with the SEC on August 13, 2025 as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2024, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.